Exhibit 10.2

THIRD AMENDMENT TO FINANCING AGREEMENT

AND CONSENT

THIS THIRD AMENDMENT TO FINANCING AGREEMENT AND CONSENT, dated as of September 30, 2004 (this “Amendment”), is made between CYBEX INTERNATIONAL, INC., a New York corporation (the “Borrower”), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (“CIT”)

RECITALS:

A. The Borrower and CIT are parties to that certain Financing Agreement, dated as of July 16, 2003, as amended (as amended, modified, restated or supplemented from time to time, the “Financing Agreement”), pursuant to which, among other things, CIT extended to the Borrower a revolving credit and term loan facility.

B. The Borrower has requested: (i) that the Financing Agreement be amended and (ii) to repay certain Indebtedness.

C. CIT has agreed to such request, upon the terms and subject to the conditions and limitations set forth herein, and, to accomplish the foregoing, the Borrower and CIT have agreed to execute this Amendment.

D. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Financing Agreement as amended hereby, unless otherwise defined herein.

AGREEMENTS:

Accordingly, in consideration of the premises and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1 Paragraph 7.10(b) of Section 7, Representations, Warranties and Covenants, of the Financing Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“(b)	not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) in excess of $2,500,000 during the Company’s Fiscal Year ended December 31, 2003, $4,000,000 during the Company’s Fiscal Year ended December 31, 2004 and $4,500,000 during the Company’s Fiscal Year ended December 31, 2005 and during each Fiscal Year thereafter (computed on a non-cumulative basis); and”

1.2 The Financing Agreement and each of the other Loan Documents are amended to provide that any reference to the Financing Agreement in the Loan Documents or any of the other Loan Documents shall mean the Financing Agreement as previously amended and as amended by this Amendment, and as it may be further amended, modified, restated or supplemented from time to time.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to CIT as follows:

2.1 Compliance with Financing Agreement and Other Loan Documents. After giving effect to this Amendment, the Borrower is in compliance with all of the terms and provisions set forth in the Financing Agreement and in the other Loan Documents to be observed or performed by the Borrower.

2.2 Representations in Financing Agreement and Other Loan Documents. The representations and warranties of the Borrower set forth in the Financing Agreement and the other Loan Documents are true and correct in all material respects.

2.3 No Event of Default. No Default or Event of Default exists under the Financing Agreement and the other Loan Documents.

2.4 Authority. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its agreements and obligations under this Amendment and the Financing Agreement (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate action of the Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower and (iv) do not conflict with the terms of any provision of the corporate charter or by-laws of the Borrower, or any material agreement or other material instrument binding upon the Borrower.

2.5 Binding Obligation. This Amendment and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

2.6 Corporate Documents. The articles of incorporation or other charter document and the bylaws of each of the Borrower and the Guarantors have not been amended or modified since the Closing Date.

2.7 Outstanding IRB Obligations. The Borrower hereby acknowledges and agrees that, as of the date hereof, the principal balance of the obligations outstanding under the IRB is $1,200,000.

ARTICLE III

CONDITIONS PRECEDENT

This Amendment shall become effective and be deemed effective as of the date hereof upon the satisfaction by the Borrower or waiver by CIT of the following conditions precedent:

(a) Receipt by CIT of this Amendment, duly executed by the Borrower, and consented to by each of the Guarantors;

(b) No Default or Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Borrower or the Guarantors or their respective subsidiaries; and

(c) Receipt by CIT of such other documents, instruments, and agreements as CIT and its counsel may reasonably request.

ARTICLE IV

CONSENT

4.1 Consent. Subject to the satisfaction of the conditions precedent set forth in Article III hereof and notwithstanding the provisions of Paragraph 7.9(e) of the Financing Agreement, CIT hereby consents to the Borrower’s prepayment in full of the IRB on October 1, 2004.

4.2 Effect of Consent. CIT’s consent set forth in Section 4.1 hereof shall not constitute (a) a waiver of, or affect or diminish in any way, any of CIT’s rights under the Financing Agreement or the other Loan Documents; (b) an amendment, modification or alteration of the Financing Agreement or the other Loan Documents; or (c) a course of dealing or a waiver of the CIT’s right to withhold its consent for any similar request in the future.

4.3 Acknowledgment of Borrower. The Borrower acknowledges that the consent of CIT set forth in Section 4.1 hereof is granted to the Borrower in this particular instance in light of the facts and circumstances that presently exist.

ARTICLE V

MISCELLANEOUS

5.1 Full Force and Effect. As expressly amended hereby, the Financing Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Financing Agreement, “hereinafter”, “hereto”, “hereof” or words of similar import, shall, unless the context otherwise requires, mean the Financing Agreement as amended by this Amendment.

5.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York.

5.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

5.4 Expenses. The Borrower shall reimburse CIT for all reasonable legal fees (including fees for the use of CIT’s in-house counsel) and expenses, all recordation, filing, and other fees and expenses incurred by CIT in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents or contemplated hereby.

5.5 Headings. The headings in this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

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5.6 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND CIT EACH WAIVES THE RIGHT TO TRIAL BY JURY N ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE FINANCING AGREEMENT OR THE OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CYBEX INTERNATIONAL, INC.

By:	/s/ Arthur W. Hicks, Jr.
Name:	Arthur W. Hicks, Jr.
Title:	Chief Financial Officer

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ John McIntyre
Name:	John McIntyre
Title:	Vice President

CONSENT OF GUARANTORS

Each of the undersigned (individually, a “Guarantor” and, collectively, the “Guarantors”), a Guarantor of all of the indebtedness, obligations or liabilities of Cybex International, Inc., a New York corporation, to The CIT Group/Business Credit, Inc., a New York corporation (“CIT”), pursuant to that certain Guaranty, dated July 16, 2003, executed by each of the Guarantors in favor of CIT, does hereby acknowledge receipt of a copy of the within and foregoing Third Amendment to Financing Agreement and Consent, dated as of the same date hereof and, in connection therewith, hereby consents to the execution, delivery and performance thereof and agrees that nothing contained therein nor in any document, instrument or other agreement required or contemplated thereby, shall alter, discharge, release, cancel or impair the duties and obligations of such Guarantor under the Guaranty and that the Guaranty shall continue to remain in full force and effect, enforceable against such Guarantor in accordance with its terms, without any right of offset, deduction, defense or counterclaim in favor of such Guarantor against CIT.

IN WITNESS WHEREOF, each of the Guarantors has executed this Consent under seal as of the day and year first above written.

CYBEX CAPITAL CORPORATION

By:	/s/ Arthur W. Hicks, Jr.
Name:	Arthur W. Hicks, Jr.
Title:	Chief Financial Officer

TECTRIX FITNESS EQUIPMENT, INC.

By:	/s/ Arthur W. Hicks, Jr.
Name:	Arthur W. Hicks, Jr.
Title:	Chief Financial Officer

Signed as a deed by CYBEX INTERNATIONAL UK LIMITED acting by:

/s/ Arthur W. Hicks, Jr.
Director

/s/ John Aglialoro
Director